Dated:  June 4, 2003

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. 1                                                                                                                                              $1,500,000

P.W. STEPHENS, INC.

REVOLVING LINE OF CREDIT NOTE

            This Note (the "Note") is issued by P.W. Stephens, Inc., a California corporation (the "Obligor"), to The Vantage Group Ltd. (the "Holder").

            FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its registered assigns up to the principal sum of $1,500,000 on the following terms:

            Funding.  Subject to the terms of this Note, the Holder shall loan the Obligor up to $1,500,000.  Funding shall occur within 5 business days from the Holder's receipt of a written draw request from an authorized officer of the Obligor.  The Obligor shall have the right, but shall not be required, to from time to time make partial repayment of the outstanding principal balance hereof prior to maturity, and in such event, the Obligor shall have the right to request re-advancement of such partial repayments in accordance with the terms hereof.

            Payments.  Interest on any outstanding principal balance hereof shall be due and payable monthly, in arrears, commencing on July 1, 2003 and shall continue on the first day of each calendar month thereafter that any amounts under this Note are due and payable (each, an "Interest Payment Date").  Principal shall be due and payable in one installment on June 4, 2004 (the "Maturity Date").  All payments in respect of the indebtedness evidenced hereby shall be made in collected funds, and shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Note in such order as the Holder elects, except that payments shall be applied to accrued interest before principal.  This Note may be prepaid at any time without penalty.

            Interest.  Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to seven percent (7%), commencing with the receipt of funds by the Obligor.  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Interest hereunder will be paid to the Person (as defined in Section 4) in whose name this Note is registered on the records of the Obligor regarding registration and transfers of Notes (the "Note Register").

            Security Agreement.  This Note is secured by a Security Agreement of even date herewith between the Obligor and the Holder.

This Note is subject to the following additional provisions:

Section 1.        This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 2.        Events of Default.

(a)        An "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)         Any default in the payment of the principal of, interest on or other charges in respect of this Note, free of any claim of subordination, as and when the same shall become due and payable (whether on an installment, an Interest Payment Date, or the Maturity Date or by acceleration or otherwise);

(ii)        The Obligor or the Guarantor (defined below) shall commence, or there shall be commenced against the Obligor or Guarantor under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Obligor or Guarantor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Obligor or Guarantor or there is commenced against the Obligor or Guarantor any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Obligor or Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Obligor or Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 61 days; or the Obligor or Guarantor makes a general assignment for the benefit of creditors; or the Obligor or Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Obligor or Guarantor shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor or Guarantor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Obligor or Guarantor for the purpose of effecting any of the foregoing;

(b)        During the time that any portion of this Note is outstanding, if any Event of Default occurs and is continuing, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash.  The Holder need not provide and the Obligor hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 3.        Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day (defined below) after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to Obligor or the Guarantor:	Home Solutions of America, Inc.
11850 Jones Road
Houston, Texas 77070
Attn: R. Andrew White, President
Facsimile No.: (281) 970-9859

If to the Holder:	The Vantage Group Ltd.
67 Wall Street, Suite 2211
New York, NY 10005
Attn: Lyle Hauser
Facsimile No.: (212) 785-3888

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 4.        Definitions.  For the purposes hereof, the following terms shall have the following meanings:

"Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

"Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

Section 5.        Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Obligor, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct obligation of the Obligor. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein. As long as this Note is outstanding, the Obligor shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents, or pursuant to an employment plan or agreement; or (iii) enter into any agreement with respect to any of the foregoing.

Section 6.        Guaranty.  Home Solutions of America, Inc., a Delaware corporation and sole shareholder of the Obligor, hereby guarantees payment of all amounts owed by the Obligor to the Holder under this Note.

Section 7.        If this Note is mutilated, lost, stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Obligor.

Section 8.        No indebtedness of the Obligor is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.  Without the Holder's consent, the Obligor will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Obligor under this Note.

Section 9.        This Note shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflicts of laws thereof.  Venue for any dispute arising hereunder shall be proper exclusively in Harris County, Texas.

Section 10.      Should any litigation be commenced between the parties hereto or their personal representatives concerning any provision of this Note or the rights and duties of any person in relation thereto, the party prevailing in such litigation shall be entitled to, in addition to such other relief that may be granted, a reasonable sum as and for her or its attorneys' fees in such litigation.

Section 11.      Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

Section 12.      If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligor from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Obligor (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 13.      Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 14.      No Usury.  The Obligor does not intend or expect to pay, nor does the Holder intend or expect to charge, collect or accept, any interest greater than the highest legal rate of interest that may be charged under any applicable law.  Should the acceleration hereof or any charges made hereunder result in the computation or earning of interest in excess of such legal rate, any and all such excess shall be and the same is hereby waived by the Holder, and any such excess shall be credited by the Holder to the principal balance hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Revolving Line of Credit Note as of the date set forth above.

THE OBLIGOR:

P.W. STEPHENS, INC.

By:
Name:
Title:

THE GUARANTOR:

HOME SOLUTIONS OF AMERICA, INC.

By:
Name:
Title:

THE HOLDER:

THE VANTAGE GROUP LTD.

By:
Name:
Title: